As filed with the Securities and Exchange Commission on May 9, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________________

DST Systems, Inc.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	43-1581814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
333 West 11th Street
Kansas City, Missouri 64105
(816) 435-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Randall D. Young, Esq.
Senior Vice President, General Counsel and Secretary
DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105
(816) 435-1000
____________________________________
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copy to:
Thomas J. Lynn, Esq.
Stinson Leonard Street LLP
1201 Walnut St., Suite 2900
Kansas City, Missouri 64106
Tel.: (816) 842-8600
Fax: (816) 412-1242

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☒	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities	—	—	—	—
Preferred Stock, par value $.01 per share	—	—	—	—
Common Stock, par value $.01 per share	—	—	—	—
Warrants	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—
Subscription Rights	—	—	—	—
TOTAL	—	—	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II (E).

(2)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts, Units or Subscription Rights of DST Systems, Inc. are being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

Prospectus
DST Systems, Inc.
Debt Securities
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units
Subscription Rights
____________________________________
DST Systems, Inc. may offer directly, through agents designated by us, or through underwriters or dealers, from time to time (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock, common stock, or other securities, (v) purchase contracts, (vi) units and (vii) subscription rights.
We will provide the terms of these securities in supplements to this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
In addition, selling stockholders to be named in a prospectus supplement may offer shares of our common stock from time to time.
To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement before you invest.
Our common stock is listed on the New York Stock Exchange under the symbol "DST". If we decide to seek a listing of any debt securities, preferred stock, warrants, purchase contracts, units or subscription rights offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
Our principal office is located at 333 West 11th Street, Kansas City, Missouri, 64105. Our telephone number is (816) 435‑1000.
Investing in our securities involves risk. See "Risk Factors" beginning on page 2. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 9, 2017
_____________________________________

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf process, we and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."
As used in this prospectus, "DST," "DST Systems," the “Company," "we," "our," "ours," and "us" refer to DST Systems, Inc., a Delaware corporation, and its consolidated subsidiaries, and "our board of directors" refers to the board of directors of DST Systems, Inc., except where the context otherwise requires or as otherwise clearly indicated.
References to "securities" include any security that we or our security holders might sell under this prospectus or any prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."
DST SYSTEMS
We are a leading provider of proprietary technology-based information processing and servicing solutions to many of the largest financial services and healthcare companies around the world. We serve clients in the asset management, brokerage, retirement, healthcare and other markets. Our solutions help clients process, communicate and safeguard critical customer information. The services we provide include transaction processing, business process outsourcing, ancillary consulting and professional services and information technology services (such as data and software hosting). We provide these services using our deep industry knowledge, proprietary technology and scalable infrastructure for clients that operate in complex, highly regulated, and high-volume transactional business environments. Our business was established in 1969 and had operating revenues of $1,474.4 million in 2016.
We manage our business through three primary operating segments: Domestic Financial Services, International Financial Services and Healthcare Services.
Our principal executive offices are located at 333 West 11th Street, Kansas City, Missouri, 64105, and our telephone number is (816) 435‑1000. We maintain an internet website at http://www.dstsystems.com. The information contained in or connected to our website is not a part of this prospectus.

RISK FACTORS
You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under "Cautionary Statement Regarding Forward-Looking Statements."
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains "forward-looking statements"—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain.
For us, particular risks and uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•	the effects of competition in the businesses in which we operate;

•	changes in customer demand and our ability to provide products and services on terms that are favorable to us;

•	changes in law, economic and financial conditions;

•
the impacts of breaches or potential breaches of network, information technology or data security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance;

•	the effectiveness of our risk management framework;

•
the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation and litigation and potential SEC or DOL regulations impacting third-party distributors of mutual funds;

•	our investments in funds and other companies may decline;

•	our ability to successfully complete acquisitions or integrate acquired businesses; and

•	the other factors that are described in Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2016.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.
Future economic and industry trends that could potentially impact our financial statements or results of operations are difficult to predict. These forward-looking statements are based on information as of the date of this prospectus and we assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized any projected results expressed or implied therein will not be realized.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.dstsystems.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's website at www.sec.gov.
We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•
our Annual Report on Form 10-K for the year ended December 31, 2016 (including portions of our Definitive Proxy Statement on Schedule 14A filed March 24, 2017, as amended by our supplement to the Definitive Proxy Statement filed on March 30, 2017, which are incorporated therein by reference);

•	our Current Reports on Form 8-K filed March 27, 2017 and May 9, 2017; and

•
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 17, 1995, as amended by Form 8-A12B/A, Amendment No. 1, filed with the SEC on March 14, 2003, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105
Tel.: (816) 435-8655
Attention: Secretary
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS
Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth the ratio of our earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	9.2	14.2	21.2	15.5	11.6

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus: (a) fixed charges; (b) amortization of capitalized interest; (c) distributed earnings of equity investees, minus (a) capitalized interest. Fixed charges include: (a) interest expense; and (b) the portion of rents representative of an appropriate interest factor.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the indenture. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939, or TIA. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities that may be authenticated and delivered;

•
the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

•
the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•
if other than U.S. dollars, the foreign currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

•	if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•
the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

•
the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

•	redemption or early repayment provisions;

•	if other than denominations of $2,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•
the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any original issue discount securities issued;

•	provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•
whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

•	the form of the debt securities;

•
if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	any addition to or change in the covenants set forth in the indenture which applies to debt securities; and

•
any other terms of the debt securities (which terms will not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.
DESCRIPTION OF CAPITAL STOCK
The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. For more information on how you can obtain our restated certificate of incorporation and amended and restated bylaws, see "Where You Can Find More Information." We urge you to read our restated certificate of incorporation and amended and restated bylaws in their entirety.
General
Our certificate of incorporation provides that we are authorized to issue 410,000,000 shares of capital stock, consisting of 400 million shares of common stock, par value $0.01 per share and 10 million shares of preferred stock, par value $0.01 per share. As of April 28, 2017, we had approximately 50,000,000 million shares of common stock issued and approximately 30,881,651 shares of common stock outstanding and no shares of preferred stock issued or outstanding.
Preferred Stock
The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, the applicable provisions of the Delaware General Corporation Law and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our certificate of incorporation and any applicable certificate of designations, see "Where You Can Find More Information." We urge you to read our certificate of incorporation and any applicable certificate of designations in their entirety.
General. The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, powers, preferences and rights of the shares of each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the class or series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	voting rights applicable to the series of preferred stock; and

•	any other powers, preferences and rights and any qualifications, limitations or restrictions of the shares of each such series.
The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our common stock, without a vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation.
Unless otherwise specifically set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock, all shares of preferred stock will be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock will share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.
Dividend Rights. Except as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock, the holders of preferred stock will be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the certificate of designations, and summarized in the prospectus supplement relating to a particular series of preferred stock, and no more, payable quarterly.
Redemption. We will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.
Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.
Voting Rights. The holders of preferred stock will have such voting rights as required by applicable law and as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock.
Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the certificate of designations and summarized in the prospectus supplement relating to a series of preferred stock.
Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

Common Stock
The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law.
Voting Rights. The holders of common stock are entitled to vote on the basis of one vote for each share held.
Dividends. The holders of common stock are entitled to receive, when and as declared by our board of directors out of funds legally available for the purpose, dividends at such rate as shall be determined by our board of directors.
Liquidation Rights. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, our assets, if any, remaining for distribution to holders of common stock will be distributed to holders of common stock.
Miscellaneous. The outstanding shares of our common stock offered hereby upon issuance and payment therefor will be, fully paid and nonassessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.
Our common stock is listed on the New York Stock Exchange under the ticker symbol "DST."
The transfer agent and registrar for the common stock is Computershare, telephone (877) 282‑1168.
Anti-Takeover Considerations
The Delaware General Corporation Law, our restated certificate of incorporation and our amended and restated bylaws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.
Extraordinary Corporate Transactions.
Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation's assets, dissolutions, etc.
State Takeover Legislation.
Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting, and not by written consent, of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders.
Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation's stockholders weren't required to approve the merger.
Stockholder Action.
Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our certificate of incorporation prohibits stockholder action by written consent.
Meetings of Stockholders.
Our certificate of incorporation provides that special meetings of the stockholders may be called at any time by a majority of the board of directors. No stockholder may call a special meeting.
Advance notice requirements for shareowner proposals and director nominations.
Our bylaws provide that shareowners seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our secretary.
Generally, to be timely, a stockholder's notice regarding an annual meeting of stockholders must be received at our principal executive offices not less than 120 days prior to the first anniversary of the previous year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholder or make nominations for directors.
Vacancies.
Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.
Our amended and restated bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum.
No Preemptive Rights.
Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Classified Board.
Our certificate of incorporation provides that the number of directors shall not be fewer than three nor more than eleven and provides for a classified board of directors consisting of three classes as nearly equal in size as reasonably possible. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class, except that at the 2016 annual meeting of stockholders, the directors whose terms expired at that meeting were elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders; at the 2017 annual meeting of stockholders, the directors whose terms will expire at that meeting will be elected to hold office for a one-year term expiring at the 2018 annual meeting of stockholders, and at the 2018 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. Effective as of the 2018 annual meeting of stockholders, the board of directors will no longer be classified under Section 141(d) of the Delaware General Corporation Law and directors shall no longer be divided into classes.
Removal of Directors.
Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.
Our certificate of incorporation provides that, until the 2018 annual meeting of stockholders, any or all of the directors may be removed at any time, but only for cause by the affirmative vote of holders of at least 70% of then-outstanding shares of our capital stock entitled to vote in the election of our directors. From and after the 2018 meeting of stockholders, directors may be removed from office at any time, with or without case, by the affirmative vote of holders of at least 70% of then-outstanding shares of our capital stock entitled to vote in the election of our directors.
Interested Stockholders.
Our certificate of incorporation prohibits certain business combinations with Interested Stockholders, unless the holders of at least 70% of the outstanding shares of capital stock entitled to vote, voting together as a single class, vote in favor of any such business combination. Such business combinations include: (1) any merger or consolidation of the corporation or any subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would he, an affiliate of an Interested Stockholder; (2) any sale lease, exchange mortgage, pledge transfer or other disposition to or with any Interested Stockholder, or any affiliate of any Interested Stockholder, of any assets of the corporation or any subsidiary having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of the corporation and its subsidiaries; (3) the issuance or transfer by the corporation or any subsidiary of any securities of the corporation or any subsidiary to any Interested Stockholder or any affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equaling or exceeding 25% of the combined assets of the corporation and its subsidiaries (except pursuant to an employee benefit plan of the corporation or any subsidiary thereof); (4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any affiliate of any Interested Stockholder; and (5) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which is owned by any Interested Stockholder or any affiliate of any Interested Stockholder. Notwithstanding the foregoing, any business combination that is approved by a majority of the disinterested directors of the corporation, shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote.
Our certificate of incorporation defines an "Interested Stockholder" as any person who or which: (a) is the beneficial owner of more than 10% of the voting power of the outstanding shares of capital stock entitled to vote;

(b) is an affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then-outstanding shares of capital stock entitled to vote; or (c) is an assignee of or has otherwise succeeded to any shares of outstanding shares of capital stock entitled to vote which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, common stock or other securities that we may sell under this prospectus. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The applicable prospectus supplement will describe the specific terms of the warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, preferred stock, common stock, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any applicable United States federal income tax considerations; and

•	any other material terms of the warrants.
The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.
The prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.
DESCRIPTION OF UNITS
We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.
DESCRIPTION OF SUBSCRIPTION RIGHTS
This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares

•	the extent to which the subscription rights are transferable

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments;

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement; and

•	any applicable United States federal income tax considerations.
If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement
SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.
The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.
If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Stinson Leonard Street LLP, Kansas City, Missouri. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		*
Rating agency fees	$	**
Trustee fees and expenses		**
Printing and distributing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*	Deferred in reliance on Rule 456(b) and 457(r).

**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be liable to us or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to us or our stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.
As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.
Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of ours, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise. The amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, judgments, fines and amounts paid in settlement by the director or officer.
In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

We have entered into indemnification agreements with our directors and executive officers, which agreements provide our directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate, to provide additional procedural protection.
Section 145(g) of the Delaware General Corporation Law specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the Delaware General Corporation Law. We have purchased such insurance on behalf of our directors and officers.
See also the undertakings set out in response to Item 17 herein.
Item 16.    Exhibits and Financial Statement Schedules.
The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1 (1)	Restated Certificate of Incorporation of DST Systems.
3.2 (2)	Amended and Restated Bylaws of DST Systems.
4.1	Specimen of Common Stock Certificate.*
4.2 (3)	Form of Indenture between DST Systems and __________, as trustee.*
4.3	Form of Specimen of Preferred Stock Certificate and Form of Certificate of Designations for Preferred Stock.*
4.4	Form of Warrant Agreement (including form of warrant certificate).*
4.5	Form of Unit Agreement (including form of unit certificate).*
4.6	Form of Purchase Contract Agreement.*
4.7	Form of Subscription Right.*
5.1	Opinion of Stinson Leonard Street LLP.
12.1 (4)	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of __________, as trustee.*

* To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
(1)    Incorporated by reference to DST's Current Report on Form 8-K filed on May 14, 2015.
(2)    Incorporated by reference to DST's Current Report on Form 8-K filed on February 29, 2016.
(3)    Incorporated by reference to DST's Registration Statement on Form S-3 filed on May 5, 2014.
(4)    Incorporated by reference to DST's Annual Report on Form 10-K filed on February 27, 2017.

Item 17.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    To supplement the prospectus, after the expiration of any applicable subscription period, to set forth the results of a subscription offer, the transactions by the underwriters during such subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 9, 2017
DST SYSTEMS, INC.

By:	/s/ Stephen C. Hooley
Name: Stephen C. Hooley
Title: Chairman of the Board, Chief Executive Officer and President
            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen C. Hooley, Gregg Wm. Givens and Randall D. Young, his or her lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of DST Systems, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen C. Hooley	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	May 9, 2017
Stephen C. Hooley
/s/ Gregg Wm. Givens	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 9, 2017
Gregg Wm. Givens
/s/ Douglas W. Fleming	Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 9, 2017
Douglas W. Fleming
/s/ Joseph C. Antonellis	Director	May 9, 2017
Joseph C. Antonellis
/s/ Jerome H. Bailey	Director	May 9, 2017
Jerome H. Bailey
/s/ Lynn Dorsey Bleil	Director	May 9, 2017
Lynn Dorsey Bleil
/s/ Lowell L. Bryan	Director	May 9, 2017
Lowell L. Bryan
/s/ Gary D. Forsee	Director	May 9, 2017
Gary D. Forsee
/s/ Charles E. Haldeman, Jr.	Director	May 9, 2017
Charles E. Haldeman, Jr.
/s/ Samuel G. Liss	Director	May 9, 2017
Samuel G. Liss

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1 (1)	Restated Certificate of Incorporation of DST Systems.
3.2 (2)	Amended and Restated Bylaws of DST Systems.
4.1	Specimen of Common Stock Certificate.*
4.2 (3)	Form of Indenture between DST Systems and __________, as trustee.*
4.3	Form of Specimen of Preferred Stock Certificate and Form of Certificate of Designations for Preferred Stock.*
4.4	Form of Warrant Agreement (including form of warrant certificate).*
4.5	Form of Unit Agreement (including form of unit certificate).*
4.6	Form of Purchase Contract Agreement.*
4.7	Form of Subscription Right.*
5.1	Opinion of Stinson Leonard Street LLP.
12.1 (4)	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of __________, as trustee.*

* To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
(1)    Incorporated by reference to DST's Current Report on Form 8-K filed on May 14, 2015.
(2)    Incorporated by reference to DST's Current Report on Form 8-K filed on February 29, 2016.
(3)    Incorporated by reference to DST's Registration Statement on Form S-3 filed on May 5, 2014.
(4)    Incorporated by reference to DST's Annual Report on Form 10-K filed on February 27, 2017.